As filed with the Securities and Exchange Commission on May 10, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CVS HEALTH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	05-0494040
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One CVS Drive

Woonsocket, RI 02895

(401) 765-1500

(Address including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CVS HEALTH CORPORATION 2017 INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

David M. Denton

Executive Vice President and

Chief Financial Officer

CVS Health Corporation

One CVS Drive

Woonsocket, RI 02895

(401) 765-1500

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Doreen E. Lilienfeld, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

(212) 848-7171

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 each to be issued under the CVS Health Corporation 2017 Incentive Compensation Plan	32,300,000	$81.06	$2,618,238,000	$303,453.79

(1)	This Registration Statement on Form S-8 (the “Registration Statement”) covers (i) 21,000,000 shares of Stock (“Common Stock”) of CVS Health Corporation (the “Company” or the “Registrant”) issuable pursuant to the CVS Health Corporation 2017 Incentive Compensation Plan (the “2017 Plan”) on or after May 10, 2017 and (ii) 11,300,000 additional shares of Common Stock that remained available for issuance under the CVS Health Corporation 2010 Incentive Compensation Plan as of May 10, 2017 and are now available for issuance under the 2017 Plan.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that become issuable under the 2017 Plan by reason of any stock dividend, stock split, or other similar transaction.
(3)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for a share of Common Stock on the New York Stock Exchange on May 5, 2017.

PART I

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) by CVS Health Corporation (the “Company” or the “Registrant”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”) are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K (Registration No. 001-01011) for the fiscal year ended December 31, 2016 filed with the Commission on February 9, 2017.

(b) All other reports filed pursuant to Section 13(a) and 15(d) of the 1934 Act by the Company since the end of the fiscal year covered by the current report referred to in (a) above.

(c) The description of the Company’s capital stock which is contained in the Company’s Registration Statement on Form S-4, filed with the Commission on December 19, 2006 (Registration Statement 333-139470), including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

With respect to the unaudited condensed consolidated interim financial information of the Company for the three-month periods ended March 31, 2017 and 2016, incorporated by reference in this Registration Statement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 2, 2017, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Amended and Restated Certificate of Incorporation, as amended, (the “Company Charter”) limits the personal liability of a director to the Company and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by law.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Company in advance of the final disposition of such action, suit or proceeding upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The Company Charter provides for indemnification of directors and officers of the Company against liability they may incur in their capacities as such to the fullest extent permitted under the DGCL.

The directors and officers of the Company are insured under a policy of directors’ and officers’ liability insurance.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See attached Exhibit List.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woonsocket, State of Rhode Island, on the 10th day of May, 2017.

CVS Health Corporation

/s/ David M. Denton
By: David M. Denton
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of David M. Denton and Colleen M. McIntosh as his or her true and lawful attorney-in-fact and agent, upon the action of either such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable CVS Health Corporation to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed this 10th day of May, 2017 by the following persons in the following capacities.

Signature	Title

/s/ Eva C. Boratto Eva C. Boratto	Executive Vice President – Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Richard M. Bracken Richard M. Bracken	Director

/s/ C. David Brown II C. David Brown II	Director

/s/ Alecia A. DeCoudreaux Alecia A. DeCoudreaux	Director

/s/ David M. Denton David M. Denton	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Nancy-Ann M. DeParle Nancy-Ann M. DeParle	Director

/s/ David W. Dorman David W. Dorman	Director

/s/Anne M. Finucane Anne M. Finucane	Director

/s/ Larry J. Merlo Larry J. Merlo	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jean-Pierre Millon Jean-Pierre Millon	Director

/s/ Mary L. Schapiro Mary L. Schapiro	Director

/s/ Richard J. Swift Richard J. Swift	Director

/s/ William C. Weldon William C. Weldon	Director

/s/ Tony L. White Tony L. White	Director

EXHIBIT INDEX

Exhibit Number

4.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of CVS Health Corporation’s Current Report Report on Form 8-K filed on September 3, 2014).

4.2	By-laws of CVS Health Corporation, as amended and restated (incorporated by reference to Exhibit 3.2 of CVS Health Corporation’s Report on Form 8-K filed on January 26, 2016).

5*	Opinion of Shearman & Sterling LLP.

15*	Letter of Acknowledgement from Ernst & Young LLP re: Unaudited Interim Financial Information.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Shearman & Sterling LLP (included in Exhibit 5).

24*	Power of Attorney (included in the signature pages hereof).

99.1	CVS Health Corporation’s 2017 Incentive Compensation Plan (incorporated by reference to Exhibit A of CVS Health Corporation’s Proxy Statement on Schedule 14A filed on March 31, 2017).

*	Filed herewith.